EXHIBIT 99
Restaurant Brands International Inc. Reports Third Quarter 2025 Results
Consolidated system-wide sales grow 6.9% year-over-year, including 12.1% in International
Comparable sales accelerated to 4.0%, including 6.4% at BK International, 4.2% at TH Canada and 3.2% at BK US
RBI remains on track for 8%+ organic Adjusted Operating Income growth in 2025

Miami, October 30, 2025 - Restaurant Brands International Inc. (“RBI”) (NYSE: QSR) (TSX: QSR) (TSX: QSP) today reported financial results for the third quarter ended September 30, 2025. Josh Kobza, Chief Executive Officer of RBI commented, "Our teams delivered a strong quarter, driven by momentum from Tim Hortons and our International business, which together generate roughly 70% of our earnings. Burger King also had a great quarter, outperforming most of the industry through consistent and disciplined execution of our plan. Across our businesses, our franchisees are more aligned than ever, and that partnership, combined with disciplined execution, has us firmly on track to deliver at least 8% organic Adjusted Operating Income growth this year.”

Consolidated Operational and Financial Highlights
(in US$ millions, except per share and ratio data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Operational Highlights	2025	2024	2025	2024
System-Wide Sales Growth	6.9%	3.2%	5.1%	5.3%
System-Wide Sales	$12,282	$11,433	$34,631	$33,197
Comparable Sales	4.0%	0.3%	2.2%	2.2%
Net Restaurant Growth	2.8%	3.8%	2.8%	3.8%
System Restaurant Count at Period End	32,423	31,525	32,423	31,525

GAAP Financials
Total Revenues	$2,449	$2,291	$6,968	$6,110
Income from Operations	$663	$577	$1,581	$1,784
Income from Operations Growth	14.8%	(0.6)%	(11.4)%	12.7%
Net Income from Continuing Operations	$440	$357	$927	$1,084
Diluted Earnings per Share from Continuing Operations	$0.96	$0.79	$2.03	$2.39

Financial Highlights (a)
Adjusted Operating Income (AOI)	$702	$652	$1,910	$1,824
Organic AOI Growth	8.8%	6.1%	5.9%	7.6%
Adjusted EBITDA	$794	$748	$2,198	$2,096
Adjusted Diluted Earnings per Share (Adj. EPS)	$1.03	$0.93	$2.73	$2.53
Nominal Adj. EPS Growth	10.7%	3.5%	8.1%	1.4%
Organic Adj. EPS Growth	11.9%	4.6%	10.8%	2.5%
Net Leverage	4.4x	4.8x	4.4x	4.8x

(a)Non-GAAP metrics. Please refer to "Non-GAAP Financial Measures" for further detail.

Items Affecting Comparability and Restaurant Holdings Segment Reminder
Restaurant Holdings Segment
RBI reports results under six operating and reportable segments consisting of four franchisor segments for the Tim Hortons, Burger King, Popeyes and Firehouse Subs brands in the U.S. and Canada ("TH," "BK," "PLK," and "FHS"), and a fifth franchisor segment for all of our brands in the rest of the world ("INTL"). Additionally, we completed the acquisitions of Carrols Restaurant Group Inc. (“Carrols”) (“the Carrols Acquisition”) and Popeyes China (“PLK China”) (“the PLK China Acquisition”) on May 16, 2024 and June 28, 2024, respectively. Following these acquisitions, we established a new operating and reportable segment, Restaurant Holdings ("RH"), which includes results from the Carrols Burger King restaurants and the PLK China restaurants from their acquisition dates and includes results from Firehouse Subs Brazil ("FHS Brazil") beginning in 2025.

RBI plans to maintain the franchisor dynamics in its TH, BK, PLK, FHS and INTL segments ("Five Franchisor Segments") to report results consistent with how the business will be managed long-term, given RBI's plans to refranchise the vast majority of the Carrols Burger King restaurants and to find a new partner for PLK China and new investors for FHS Brazil in the future. RH results include Company Restaurant Sales and Expenses, including expenses associated with royalties, rent, and advertising. These expenses are recognized, as applicable, as revenues in the respective franchisor segments (BK and INTL) and eliminated upon consolidation. For more information, please review the "Restaurant Holdings Intersegment Dynamics" presentation dated August 8, 2024 posted on our IR website under "Events & Presentations."

Update to Presentation of AOI
Beginning with our year-end 2024 results, RBI updated its presentation of AOI by defining Segment Franchise and Property Expenses ("Segment F&P Expenses") which exclude Franchise Agreement Amortization and Reacquired Franchise Rights Amortization. These items were previously included in each segment's franchise and property expenses and added back as an adjustment to AOI. This presentation change does not impact AOI or Consolidated results.

Acquisition of Burger King China and Treatment as Held for Sale
On February 14, 2025, we acquired substantially all of the remaining equity interests in Burger King China ("BK China") from our former joint venture partners. BK China has been classified as held for sale and reported as discontinued operations, as we are actively working to identify a new controlling shareholder. This aligns with our long-term strategy of partnering with experienced local operators while maintaining a primarily franchised business.

Held for sale is defined as those assets and liabilities, or groups of assets and liabilities, for which management has committed to a plan for sale and that are available for immediate disposition in their current condition. These are expected to be sold within one year and are accounted for and reported separately from our continuing operations. As such, for 2025, results for BK China have been reported as discontinued operations in our financial statements and have not been recognized in the INTL segment. That said, BK China KPIs continue to be included in our INTL segment KPIs.

Convention Timing Impact on Franchise and Property Results
BK hosted conventions in Q3 2025 and Q4 2024, PLK hosted conventions in both Q2 2025 and Q2 2024, FHS hosted conventions in both Q3 2025 and Q3 2024, TH held convention in Q2 2024 only and INTL held a convention in Q2 2025 only. Convention-related revenues and expenses are recognized in each segment's Franchise and Property Revenues and Segment F&P Expenses, respectively, and have an immaterial net AOI impact.

Supplemental Disclosures
Please review the Trending Schedules posted on the RBI Investor Relations webpage under "Financial Information" for additional disclosures, including:
•Home Market and International KPIs by Brand and Company Restaurant Count by Segment;
•Segment Results with Disaggregated Franchise and Property Revenues (Royalties, Property Revenue and Franchise Fees and Other Revenue);
•Intersegment Revenue and Expense Eliminations;
•BK China KPIs and Selected Financial Data;
•Burger King US "Reclaim the Flame" Expenditures by Quarter; and
•RH Burger King Carrols Restaurant-Level EBITDA Margins.

TH Segment Results	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions, unaudited)	2025	2024	2025	2024

System-wide Sales Growth (a)	4.8%	2.8%	3.0%	5.2%
System-wide Sales (a)	$2,029	$1,952	$5,655	$5,616
Comparable Sales	4.2%	2.3%	2.7%	4.5%
Comparable Sales - Canada	4.2%	2.7%	2.8%	4.9%
Net Restaurant Growth	0.6%	0.0%	0.6%	0.0%
System Restaurant Count at Period End	4,532	4,504	4,532	4,504

Supply Chain Sales	$769	$699	$2,111	$2,008
Company Restaurant Sales	$12	$11	$34	$34
Franchise and Property Revenues	$264	$255	$744	$745
Advertising Revenues and Other Services	$80	$79	$222	$226
Total Revenues	$1,125	$1,044	$3,112	$3,013

Supply Chain Cost of Sales	$619	$559	$1,704	$1,616
Company Restaurant Expenses	$11	$9	$30	$28
Segment F&P Expenses	$86	$82	$246	$253
Advertising Expenses and Other Services	$77	$78	$236	$235
Segment G&A	$33	$36	$104	$116
Adjustments:
Cash Distributions Received from Equity Method Investments	$4	$4	$11	$11
Adjusted Operating Income	$304	$284	$803	$777

(a) System-wide Sales Growth is calculated on a constant currency basis and therefore will not recalculate to the percentage change in System-wide Sales, which is reported on a nominal basis.

For the third quarter, the increase in Total Revenues was primarily driven by higher Supply Chain Sales due to increases in commodity prices, System-wide Sales, and CPG net sales, partially offset by a $9 million unfavorable FX Impact. Excluding the FX Impact, Total Revenues increased by $90 million.

The increase in Adjusted Operating Income was primarily driven by the increase in Total Revenues and a decrease in Segment G&A, largely due to lower compensation-related expenses. These factors were partially offset by higher Supply Chain Cost of Sales primarily due to the increase in Supply Chain Sales. Adjusted Operating Income was also impacted by an unfavorable FX Impact of $3 million. Excluding the FX Impact, Adjusted Operating Income increased by $22 million.

BK Segment Results	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions, unaudited)	2025	2024	2025	2024

System-wide Sales Growth	2.3%	(1.5)%	0.6%	0.0%
System-wide Sales	$2,956	$2,891	$8,608	$8,569
Comparable Sales	3.1%	(0.7)%	1.1%	0.9%
Comparable Sales - US	3.2%	(0.4)%	1.2%	1.1%
Net Restaurant Growth	(1.1)%	(1.5)%	(1.1)%	(1.5)%
System Restaurant Count at Period End	7,043	7,119	7,043	7,119

Company Restaurant Sales	$62	$60	$183	$181
Franchise and Property Revenues (a)	$187	$179	$537	$533
Advertising Revenues and Other Services (b)	$138	$122	$411	$363
Total Revenues	$387	$362	$1,131	$1,076

Company Restaurant Expenses	$59	$56	$170	$166
Segment F&P Expenses	$35	$29	$98	$86
Advertising Expenses and Other Services	$141	$133	$419	$389
Segment G&A	$30	$32	$97	$104
Adjusted Operating Income	$123	$112	$347	$332
(a)Franchise and property revenues include intersegment revenues with RH consisting of royalties and rent of $28 million and $83 million during the three and nine months ended September 30, 2025, respectively, and $28 million and $43 million during the three and nine months ended September 30, 2024, respectively, which are eliminated in consolidation.
(b)Advertising revenues and other services include intersegment revenues with RH consisting of advertising contributions and tech fees of $21 million and $63 million during the three and nine months ended September 30, 2025, respectively, and $18 million and $28 million during the three and nine months ended September 30, 2024, respectively, which are eliminated in consolidation.

As a reminder, BK segment results are presented consistently with our franchisor model. As such, results include intersegment Franchise and Property Revenues and Advertising Revenues and Other Services from the Carrols Burger King restaurants included in RH (as footnoted above).

Burger King US Reclaim the Flame
Burger King is executing its multi-year "Reclaim the Flame" plan to accelerate sales growth and drive franchisee profitability. This plan includes investing up to $700 million through year-end 2028, comprised of advertising and digital investments ("Fuel the Flame") and high-quality remodels and relocations, restaurant technology, kitchen equipment, and building enhancements ("Royal Reset"). The Fuel the Flame investments were completed in the fourth quarter ended December 31, 2024. As of September 30, 2025, we have funded $160 million out of up to $550 million planned toward the Royal Reset investments.

Third Quarter 2025 Results
The increase in Total Revenues was largely driven by an increase in Advertising Revenues and Other Services primarily due to higher advertising fund contributions from franchisees reflecting an increase in the contribution rate.

The increase in Adjusted Operating Income was primarily due to the non-recurrence of $8 million of Fuel the Flame expenses incurred in the prior year period as well as a decrease in Segment G&A largely driven by lower compensation-related expenses.

PLK Segment Results	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions, unaudited)	2025	2024	2025	2024

System-wide Sales Growth	0.7%	(0.6)%	0.0%	4.6%
System-wide Sales	$1,519	$1,509	$4,571	$4,581
Comparable Sales	(2.4)%	(4.0)%	(2.6)%	0.6%
Comparable Sales - US	(2.0)%	(3.8)%	(2.3)%	0.8%
Net Restaurant Growth	2.2%	4.1%	2.2%	4.1%
System Restaurant Count at Period End	3,541	3,465	3,541	3,465

Company Restaurant Sales	$44	$44	$136	$100
Franchise and Property Revenues	$81	$79	$245	$244
Advertising Revenues and Other Services	$76	$72	$223	$223
Total Revenues	$201	$195	$605	$567

Company Restaurant Expenses	$39	$38	$118	$86
Segment F&P Expenses	$3	$2	$10	$8
Advertising Expenses and Other Services	$79	$74	$230	$228
Segment G&A	$17	$19	$57	$62
Adjusted Operating Income	$63	$62	$188	$182

For the third quarter, the increase in Total Revenues was primarily driven by an increase in Advertising Revenues and Other Services primarily due to higher advertising fund contributions from franchisees reflecting an increase in the contribution rate. Adjusted Operating Income remained relatively consistent with the prior year.

FHS Segment Results	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions, unaudited)	2025	2024	2025	2024

System-wide Sales Growth	10.7%	(1.3)%	8.1%	1.9%
System-wide Sales	$332	$301	$991	$918
Comparable Sales	2.6%	(4.8)%	0.7%	(1.6)%
Comparable Sales - US	2.5%	(5.2)%	0.5%	(1.7)%
Net Restaurant Growth	7.7%	3.9%	7.7%	3.9%
System Restaurant Count at Period End	1,400	1,300	1,400	1,300

Company Restaurant Sales	$11	$10	$33	$31
Franchise and Property Revenues	$30	$27	$84	$79
Advertising Revenues and Other Services	$18	$15	$55	$47
Total Revenues	$60	$53	$172	$156

Company Restaurant Expenses	$9	$9	$28	$27
Segment F&P Expenses	$5	$4	$8	$6
Advertising Expenses and Other Services	$19	$16	$57	$48
Segment G&A	$12	$11	$39	$39
Adjusted Operating Income	$14	$12	$41	$35

For the third quarter, the increases in Total Revenues and Adjusted Operating Income were primarily driven by the increase in System-wide Sales.

INTL Segment Results	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions, unaudited)	2025	2024	2025	2024

System-wide Sales Growth (a)	12.1%	8.0%	10.3%	9.5%
System-wide Sales (a)	$5,447	$4,780	$14,806	$13,513
Comparable Sales	6.5%	1.8%	4.5%	2.8%
Comparable Sales - INTL - Burger King	6.4%	1.9%	4.5%	2.8%
Net Restaurant Growth	5.1%	7.6%	5.1%	7.6%
System Restaurant Count at Period End	15,907	15,137	15,907	15,137

Franchise and Property Revenues	$245	$222	$673	$637
Advertising Revenues and Other Services	$22	$20	$62	$61
Total Revenues	$268	$243	$735	$698

Segment F&P Expenses	$7	$5	$21	$10
Advertising Expenses and Other Services	$25	$25	$70	$70
Segment G&A	$47	$48	$145	$150
Adjusted Operating Income	$189	$166	$499	$468

(a) System-wide Sales Growth is calculated on a constant currency basis and therefore will not recalculate to the percentage change in System-wide Sales, which is reported on a nominal basis.

For the third quarter, the increases in Total Revenues and Adjusted Operating Income were primarily driven by higher royalties from Burger King and Popeyes restaurants resulting from increased System-wide Sales, partially offset by the absence of $10 million of revenues from BK China which were recognized in the prior year. Adjusted Operating Income also benefited from a decrease in Segment G&A due primarily to lower compensation-related expenses, partially offset by higher Segment F&P Expenses due to an increase in net bad debt expenses. Excluding the FX Impact, Total Revenues increased by $19 million and Adjusted Operating Income by $21 million.

RH Segment Results	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions, unaudited)	2025	2024	2025	2024

Comparable Sales	4.8%	(2.2)%	2.3%	0.0%
Comparable Sales - BK US	4.8%	(2.2)%	2.3%	0.0%
System Restaurant Count at Period End	1,068	1,035	1,068	1,035

Total Revenues	$459	$441	$1,360	$671

Food, Beverage and Packaging Costs	$136	$123	$391	$187
Restaurant Wages and Related Expenses	$148	$141	$445	$213
Restaurant Occupancy and Other Expenses (a)	$119	$120	$353	$178
Company Restaurant Expenses	$403	$384	$1,188	$578
Advertising Expenses and Other Services (b)	$23	$19	$68	$29
Segment G&A	$23	$23	$70	$35
Adjusted Operating Income	$10	$16	$33	$30

(a)Restaurant occupancy and other expenses include intersegment royalties and property expense of $28 million and $83 million for the three and nine months ended September 30, 2025, respectively, and $28 million and $43 million for the three and nine months ended September 30, 2024, respectively, which are eliminated in consolidation.
(b)Advertising expenses and other services include intersegment advertising expenses and tech fees of $21 million and $63 million for the three and nine months ended September 30, 2025, respectively, and $18 million and $28 million for the three and nine months ended September 30, 2024, respectively, which are eliminated in consolidation.

For the third quarter, the increase in Total Revenues was primarily driven by an increase in Carrols Burger King restaurant sales due to Comparable Sales growth.

The decrease in Adjusted Operating Income was primarily driven by an increase in Company Restaurant Expenses due to higher commodity costs, primarily driven by beef, and higher restaurant wages. Additionally, Advertising Expenses and Other Services increased due to an increase in restaurant sales and an increase in the contribution rate from Carrols Burger King restaurants, consistent with the rate increase for the rest of the Burger King US system. These factors were partially offset by the increase in Total Revenues.

Declaration of Dividend
The RBI Board of Directors has declared a dividend of $0.62 per common share and partnership exchangeable unit of RBI LP for the fourth quarter of 2025. The dividend will be payable on January 6, 2026 to shareholders and unitholders of record at the close of business on December 23, 2025.

2025 Financial Guidance
For 2025, RBI continues to expect:
•Segment G&A (excluding RH) for 2025 between $600 million and $620 million;
•RH Segment G&A for 2025 of approximately $100 million; and
•Adjusted Interest Expense, net of around $520 million.

For 2025, RBI now expects consolidated capital expenditures, tenant inducements and incentives (including RH), or "Total Capex and Cash Inducements" of around $400 million.

Long-Term Algorithm
RBI continues to expect the following long-term consolidated performance on average, from 2024 to 2028:
•3%+ Comparable Sales; and
•8%+ organic Adjusted Operating Income growth.

In addition, the Company continues to expect to reach 5%+ Net Restaurant Growth towards the end of its algorithm period.

Investor Conference Call
We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Thursday, October 30, 2025, to review financial results for the third quarter ended September 30, 2025. The earnings call will be broadcast live via our investor relations website at http://rbi.com/investors and a replay will be available for seven days following the release. The dial-in number is 1 (833)-470-1428 for U.S. callers, 1 (833)-950-0062 for Canadian callers, and 1 (929)-526-1599 for callers from other countries. For all dial-in numbers please use the following access code: 078506.

Contacts
Investors: investor@rbi.com
Media: media@rbi.com

About Restaurant Brands International Inc.
Restaurant Brands International Inc. is one of the world's largest quick service restaurant companies with over $45 billion in annual system-wide sales and over 32,000 restaurants in more than 120 countries and territories. RBI owns four of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, POPEYES®, and FIREHOUSE SUBS®. These independently operated brands have been serving their respective guests, franchisees and communities for decades. Through its Restaurant Brands for Good framework, RBI is improving sustainable outcomes related to its food, the planet, and people and communities.

RBI’s principal executive offices are in Miami, Florida. In North America, RBI’s brands are headquartered in their home markets where they were founded decades ago: Canada for Tim Hortons and the U.S. for Burger King, Popeyes and Firehouse Subs. To learn more about RBI, please visit the company’s website at www.rbi.com.

Forward-Looking Statements
This press release and our investor conference call contain certain forward-looking statements and information, which reflect management's current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties.

These forward-looking statements include statements about our expectations or beliefs regarding (i) the impact of the macro-economic pressures and currency fluctuations on our and our franchisees’ results of operations and business; (ii) our remodel program and refranchising efforts; (iii) leverage and free cash flow; (iv) segment G&A, capital expenditures, tenant inducements, kiosk installations, supply chain margins, restaurant-level margins, dividends, adjusted operating income, net restaurant growth, effective tax rate and adjusted net interest expense in 2025 and, as applicable, through 2028; (v) long-term partners for Popeyes China and FHS Brazil and a new controlling shareholder for BK China; (vi) refranchising of stores acquired in the Carrols Acquisition; (vii) commodity prices; (viii) tariff related impacts; and (ix) our growth opportunities, plans and strategies for each of our brands and ability to enhance operations and drive long-term, sustainable growth. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: (1) our indebtedness, which could adversely affect our financial condition; (2) global economic or other business conditions that may affect the desire or ability of our guests to purchase our products; (3) our relationship with, and the success of, our franchisees and risks related to our nearly fully franchised business model; (4) our franchisees' financial stability and their ability to access and maintain the liquidity necessary to operate their businesses; (5) our supply chain operations; (6) our ownership and leasing of real estate; (7) the effectiveness of our marketing, advertising and digital programs and franchisee support of these programs; (8) fluctuations in interest rates and in the currency exchange markets and the effectiveness of our hedging activity; (9) our ability to successfully implement our domestic and international growth strategy for each of our brands and risks related to our international operations; (10) our reliance on franchisees, including subfranchisees to accelerate restaurant growth; (11) risks related to unforeseen events; (12) changes in applicable tax laws or interpretations thereof; (13) evolving legislation and regulations in the area of franchise and labor and employment law; (14) our ability to address environmental and social sustainability issues; (15) risks related to geopolitical conflicts and terrorism; (16) the ability of cash flows from the Carrols restaurants to fund our budgeted remodels and the timing of refranchising of such restaurants; (17) tariffs and their impact on economic conditions or our business; and (18) our ability to find long-term partners for Popeyes China and FHS Brazil and a new controlling shareholder for BK China. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Supply chain sales	$769	$699	$2,112	$2,008
Company restaurant sales	588	567	1,746	1,016
Franchise and property revenues	778	735	2,201	2,194
Advertising revenues and other services	314	290	909	892
Total revenues	2,449	2,291	6,968	6,110
Operating costs and expenses:
Supply chain cost of sales	619	559	1,704	1,616
Company restaurant expenses	498	473	1,464	848
Franchise and property expenses	147	134	421	394
Advertising expenses and other services	342	327	1,017	972
General and administrative expenses	170	176	549	534
(Income) loss from equity method investments	(2)	3	(12)	(69)
Other operating expenses (income), net	12	42	244	31
Total operating costs and expenses	1,786	1,714	5,387	4,326
Income from operations	663	577	1,581	1,784
Interest expense, net	129	147	391	442
Loss on early extinguishment of debt	—	1	—	33
Income from continuing operations before income taxes	534	429	1,190	1,309
Income tax expense from continuing operations	94	72	263	225
Net income from continuing operations	440	357	927	1,084
Net loss from discontinued operations (net of tax of $0 and $0)	4	—	7	—
Net income	436	357	920	1,084
Net income attributable to noncontrolling interests	121	105	257	322
Net income attributable to common shareholders	$315	$252	$663	$762

Earnings per common share
Basic net income per share from continuing operations	$0.97	$0.79	$2.04	$2.41
Basic net loss per share from discontinued operations	$(0.01)	$—	$(0.02)	$—
Basic net income per share	$0.96	$0.79	$2.03	$2.41

Diluted net income per share from continuing operations	$0.96	$0.79	$2.03	$2.39
Diluted net loss per share from discontinued operations	$(0.01)	$—	$(0.01)	$—
Diluted net income per share	$0.96	$0.79	$2.01	$2.39

Weighted average shares outstanding (in millions):
Basic	328	319	327	317
Diluted	457	454	456	453

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data, Unaudited)

	As of
	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,206	$1,334
Accounts and notes receivable, net of allowance of $63 and $57, respectively	761	698
Inventories, net	216	142
Prepaids and other current assets	201	108
Assets held for sale - discontinued operations	631	—
Total current assets	3,015	2,282
Property and equipment, net of accumulated depreciation and amortization of $1,210 and $1,087, respectively	2,260	2,236
Operating lease assets, net	1,907	1,852
Intangible assets, net	11,130	10,922
Goodwill	6,221	5,986
Other assets, net	1,136	1,354
Total assets	$25,669	$24,632
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$826	$765
Other accrued liabilities	1,277	1,141
Gift card liability	170	236
Current portion of long-term debt and finance leases	116	222
Liabilities held for sale - discontinued operations	458	—
Total current liabilities	2,847	2,364
Long-term debt, net of current portion	13,415	13,455
Finance leases, net of current portion	269	286
Operating lease liabilities, net of current portion	1,842	1,770
Other liabilities, net	977	706
Deferred income taxes, net	1,154	1,208
Total liabilities	20,504	19,789
Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at September 30, 2025 and December 31, 2024; 327,807,087 shares issued and outstanding at September 30, 2025; 324,426,589 shares issued and outstanding at December 31, 2024	2,502	2,357
Retained earnings	1,902	1,860
Accumulated other comprehensive income (loss)	(1,023)	(1,107)
Total Restaurant Brands International Inc. shareholders’ equity	3,381	3,110
Noncontrolling interests	1,784	1,733
Total shareholders’ equity	5,165	4,843
Total liabilities and shareholders’ equity	$25,669	$24,632

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars, Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income	$920	$1,084
Net loss from discontinued operations	7	—
Net income from continuing operations	927	1,084
Depreciation and amortization	225	187
Non-cash loss on early extinguishment of debt	—	23
Amortization of deferred financing costs and debt issuance discount	19	19
(Income) loss from equity method investments	(12)	(69)
(Gain) loss on remeasurement of foreign denominated transactions	208	15
Net (gains) losses on derivatives	(151)	(140)
Share-based compensation and non-cash incentive compensation expense	113	124
Deferred income taxes	(19)	(16)
Other non-cash adjustments, net	44	4
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Accounts and notes receivable	(66)	57
Inventories and prepaids and other current assets	(76)	1
Accounts and drafts payable	58	(45)
Other accrued liabilities and gift card liability	(62)	(171)
Tenant inducements paid to franchisees	(26)	(23)
Changes in other long-term assets and liabilities	(23)	(28)
Net cash provided by operating activities from continuing operations	1,159	1,022
Cash flows from investing activities:
Payments for additions of property and equipment	(163)	(124)
Net proceeds from disposal of assets, restaurant closures, and refranchisings	26	17
Net payments for acquisition of franchised restaurants, net of cash acquired	(152)	(538)
Settlement/sale of derivatives, net	58	54
Other investing activities, net	18	(25)
Net cash used for investing activities from continuing operations	(213)	(616)
Cash flows from financing activities:
Proceeds from long-term debt	—	2,450
Repayments of long-term debt and finance leases	(198)	(2,164)
Payment of financing costs	—	(38)
Payment of common share dividends and Partnership exchangeable unit distributions	(826)	(767)
Proceeds from stock option exercises	20	71
Proceeds from derivatives	52	85
Other financing activities, net	—	(2)
Net cash used for financing activities from continuing operations	(952)	(365)
Net cash used for discontinued operations	(52)	—
Effect of exchange rates on cash and cash equivalents	15	(4)
(Decrease) increase in cash and cash equivalents, including cash classified as assets held for sale - discontinued operations	(43)	37
Increase in cash classified as assets held for sale - discontinued operations	(85)	—
(Decrease) increase in cash and cash equivalents	(128)	37
Cash and cash equivalents at beginning of period	1,334	1,139
Cash and cash equivalents at end of period	$1,206	$1,176
Supplemental cash flow disclosures:
Interest paid	$514	$569
Income taxes paid	$369	$262
Accruals for additions of property and equipment	$50	$—

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Key Operating Metrics and Non-GAAP Financial Measures

Key Operating Metrics
Key performance indicators (“KPIs”) are shown for RBI's Five Franchisor Segments. The KPIs for the Carrols Burger King restaurants are included in the BK segment and KPIs for the PLK China, BK China, and FHS Brazil restaurants are included in the INTL segment.
•System-wide Sales Growth refers to the percentage change in sales at all franchised restaurants and company restaurants (referred to as System-wide Sales) in one period from the same period in the prior year on a constant currency basis, which means the results exclude the effect of foreign currency translation ("FX Impact"). We calculate the FX Impact by translating prior year results at current year monthly average exchange rates. System-wide Sales is reported on a nominal basis.
•Comparable Sales refers to the percentage change in restaurant sales in one period from the same prior year period on a constant currency basis for restaurants that have been open for an initial consecutive period, typically at least 13 months. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly Comparable Sales calculation.
•Unless otherwise stated, System-wide Sales Growth, System-wide Sales and Comparable Sales are presented on a system-wide basis, which means they include franchised restaurants and company restaurants. System-wide results are driven by our franchised restaurants, as over 90% of system-wide restaurants are franchised. Franchise sales represent sales at all franchised restaurants and are revenues to our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales.
•Net Restaurant Growth refers to the net change in restaurant count (openings, net of permanent closures) over a trailing twelve month period, divided by the restaurant count at the beginning of the trailing twelve month period. In determining whether a restaurant meets our definition of a restaurant that will be included in our Net Restaurant Growth, we consider factors such as scope of operations, format and image, separate franchise agreement, and minimum sales thresholds. We refer to restaurants that do not meet our definition as “alternative formats” and we believe these are helpful to build brand awareness, test new concepts and provide convenience in certain markets.
•Total Capex and Cash Inducements refers to the sum of payments for additions to property and equipment, tenant inducements paid to franchisees, other cash inducements (included in changes in other long-term assets and liabilities), and increase (decrease) in accruals for additions to property and equipment.
These metrics are important indicators of the overall direction of our business, including trends in sales and the effectiveness of each brand’s marketing, operations and growth initiatives. Total Capex and Cash Inducements is an indicator of the capital intensity of our business.

Non-GAAP Measures
Below, we define non-GAAP financial measures, provide a reconciliation of each measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry. We believe that these non-GAAP measures are useful to investors in assessing our operating performance and liquidity. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.
AOI represents Income from Operations adjusted to exclude (i) franchise agreement and reacquired franchise right intangible asset amortization as a result of acquisition accounting, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net and, (iv) income/expenses from non-recurring projects and non-operating activities. For the periods referenced in the following financial results, income/expenses from non-recurring projects and non-operating activities included (i) non-recurring fees and expenses incurred in connection with the Carrols Acquisition, the PLK China Acquisition and the BK China Acquisition, consisting primarily of professional fees, compensation related expenses and integration costs ("RH and BK China Transaction costs") and (ii) non-operating costs from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements as well as services related to significant tax reform legislation and regulations ("Corporate restructuring and advisory fees"). Management believes that these types of expenses are either not related to our underlying profitability drivers or not likely to re-occur in the foreseeable future and the varied timing, size and nature of these projects may cause volatility in our results unrelated to the performance or trends of our core operations. AOI is used by management to measure operating performance of the business, excluding these non-cash and other specifically identified items. AOI, as defined above, also represents our measure of segment income for each of our operating segments.
Adjusted EBITDA is defined as earnings (net income or loss from continuing operations) before interest expense, net, (gain) loss on early extinguishment of debt, income tax expense (benefit) from continuing operations, and depreciation and amortization excluding (i) the non-cash impact of share-based compensation and non-cash incentive compensation expense, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net, and (iv) income or expense from non-recurring projects and non-operating activities (as described above) and is used by management to measure leverage.
Segment G&A is defined as general and administrative expenses excluding RH and BK China Transaction costs and Corporate restructuring and advisory fees. Segment G&A (excluding RH) is defined as Segment G&A for our Five Franchisor Segments.
Segment F&P Expenses is defined as franchise and property expenses excluding franchise agreement amortization ("FAA") and reacquired franchise rights amortization as a result of acquisition accounting.
Adjusted Net Income is defined as Net income from continuing operations excluding (i) franchise agreement and reacquired franchise right intangible asset amortization as a result of acquisition accounting, (ii) amortization of deferred financing costs and debt issuance discount, (iii) loss on early extinguishment of debt and interest expense, which represents non-cash interest expense related to amounts reclassified from accumulated comprehensive income (loss) into interest expense in connection with restructured interest rate swaps, (iv) (income) loss from equity method investments, net of cash distributions received from equity method investments, (v) other operating expenses (income), net, and (vi) income or expense from non-recurring projects and non-operating activities (as described above).
Adjusted Interest Expense, net is defined as interest expense, net less (i) amortization of deferred financing costs and debt issuance discount and (ii) non-cash interest expense related to amounts reclassified from accumulated comprehensive income (loss) into interest expense in connection with restructured interest rate swaps.
Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance.
Net debt is defined as Total debt less cash and cash equivalents. Total debt is defined as long-term debt, net of current portion plus (i) Finance leases, net of current portion, (ii) Current portion of long-term debt and finance leases and (iii) Unamortized deferred financing costs and deferred issue discount. Net debt is used by management to evaluate the Company's liquidity. We believe this measure is an important indicator of the Company's ability to service its debt obligations.
Net Leverage is defined as Net Debt divided by Adjusted EBITDA. This metric is an operating performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.
Revenue growth, Income from Operations growth, Adjusted Operating Income growth, Net Income growth, Adjusted EBITDA growth, Adjusted Net Income growth and Adjusted Diluted EPS growth on an organic basis, are non-GAAP measures that exclude the impact of FX movements and the results of our RH segment. With respect to Adjusted Diluted EPS, growth on an organic basis also excludes the impact of incremental debt incurred as part of the Carrols transaction. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements and the RH segment given the Company's plans to refranchise the vast majority of the Carrols Burger King restaurants and to find a new partner for PLK China and new investors for FHS Brazil in the future. We calculate the impact of FX movements by translating prior year results at current year monthly average exchange rates.
Free Cash Flow ("FCF") is the total of Net cash provided by operating activities minus Payments for property and equipment. FCF is a liquidity measure used by management as one factor in determining the amount of cash that is available for working capital needs or other uses of cash and it does not represent residual cash flows available for discretionary expenditures.
With respect to our 2025 guidance, there are important components of estimated operating income and general and administrative expenses (including impact of equity method investments and other operating expenses or income from non-recurring projects and non-operating activities) that we have not determined and therefore, a reconciliation of estimated AOI to Income from operations, and Segment G&A to general and administrative expenses cannot be provided at this time. A full reconciliation of each of these measures will be provided when actual results are released.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures | Organic Growth
Three Months Ended September 30, 2025
(In millions of U.S dollars, except per share data, Unaudited)

	Three Months Ended September 30,		Variance		RH Impact	FX Impact	Organic Growth
	2025	2024	$	%	$	$	$	%
Revenue
TH	$1,125	$1,044	$81	7.8%	$—	$(9)	$90	8.7%
BK	387	362	25	7.0%	—	—	25	7.0%
PLK	201	195	6	3.0%	—	—	6	3.1%
FHS	60	53	7	12.3%	—	—	7	12.3%
INTL	268	243	25	10.2%	—	5	19	7.8%
RH	459	441	18	NM	18	—	—	NM
Elimination of intersegment revenues (a)	(49)	(46)	(3)	NM	(3)	—	—	NM
Total Revenues	$2,449	$2,291	$158	6.9%	$15	$(4)	$147	7.8%

Income from Operations	$663	$577	$86	14.8%	$(9)	$(4)	$99	17.2%
Net Income from Continuing Operations	$440	$357	$83	23.2%	$(7)	$(3)	$93	26.2%

Adjusted Operating Income
TH	$304	$284	$19	6.8%	$—	$(3)	$22	7.8%
BK	123	112	10	9.0%	—	—	10	9.2%
PLK	63	62	1	1.6%	—	—	1	1.5%
FHS	14	12	2	14.7%	—	—	2	14.8%
INTL	189	166	24	14.4%	—	2	21	12.7%
RH	10	16	(6)	(39.6)%	(6)	—	—	NM
Adjusted Operating Income	$702	$652	$50	7.6%	$(6)	$—	$56	8.8%

Adjusted EBITDA	$794	$748	$45	6.0%	$(7)	$—	$52	7.2%

Adjusted Net Income	$471	$423	$48	11.4%	$(5)	$—	$53	12.6%
Adjusted Diluted Earnings per Share	$1.03	$0.93	$0.10	10.7%	$(0.01)	$0.00	$0.11	11.9%

(a)Represents elimination of intersegment revenues that consists of royalties, property and advertising and other services revenue recognized by BK and INTL from intersegment transactions with RH.
Note: Totals, variances, and percentage changes may not recalculate due to rounding.

.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures | Organic Growth
Nine Months Ended September 30, 2025
(In millions of U.S dollars, except per share data, Unaudited)

	Nine Months Ended September 30,		Variance		RH Impact	FX Impact	Organic Growth
	2025	2024	$	%	$	$	$	%
Revenue
TH	$3,112	$3,013	$98	3.3%	$—	$(69)	$167	5.7%
BK	1,131	1,076	55	5.1%	—	(1)	56	5.2%
PLK	605	567	38	6.7%	—	—	38	6.8%
FHS	172	156	16	10.4%	—	—	16	10.5%
INTL	735	698	37	5.4%	—	(1)	39	5.6%
RH	1,360	671	689	NM	689	—	—	NM
Elimination of intersegment revenues (a)	(146)	(71)	(76)	NM	(76)	—	—	NM
Total Revenues	$6,968	$6,110	$858	14.0%	$613	$(72)	$317	5.8%

Income from Operations	$1,581	$1,784	$(203)	(11.4)%	$(9)	$(26)	$(169)	(9.6)%
Net Income from Continuing Operations	$927	$1,084	$(157)	(14.5)%	$(12)	$(24)	$(121)	(11.5)%

Adjusted Operating Income
TH	$803	$777	$25	3.3%	$—	$(17)	$43	5.6%
BK	347	332	14	4.3%	—	—	15	4.4%
PLK	188	182	7	3.8%	—	—	7	4.0%
FHS	41	35	5	14.6%	—	—	5	14.8%
INTL	499	468	31	6.7%	—	(4)	36	7.7%
RH	33	30	3	10.0%	3	—	—	NM
Adjusted Operating Income	$1,910	$1,824	$86	4.7%	$3	$(22)	$105	5.9%

Adjusted EBITDA	$2,198	$2,096	$101	4.8%	$24	$(24)	$102	5.0%

Adjusted Net Income	$1,247	$1,146	$101	8.8%	$(10)	$(18)	$128	11.5%
Adjusted Diluted Earnings per Share	$2.73	$2.53	$0.20	8.1%	$(0.02)	$(0.04)	$0.27	10.8%

(a)Represents elimination of intersegment revenues that consists of royalties, property and advertising and other services revenue recognized by BK and INTL from intersegment transactions with RH.
Note: Totals, variances, and percentage changes may not recalculate due to rounding.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Leverage, Free Cash Flow, and Capex and Cash Inducements
(In millions of U.S dollars, except ratio, Unaudited)

	As of
Net Leverage	September 30, 2025	September 30, 2024
Long-term debt, net of current portion	$13,415	$13,571
Finance leases, net of current portion	269	305
Current portion of long-term debt and finance leases	116	126
Unamortized deferred financing costs and deferred issuance discount	98	124
Total debt	13,898	14,126

Cash and cash equivalents	1,206	1,176
Net debt	12,692	12,950

LTM Net Income from continuing operations	1,288	1,810
Net Income from continuing operations Net leverage	9.9x	7.2x

LTM Adjusted EBITDA (a)	2,886	2,699
Net Leverage	4.4x	4.8x
(a)Adjusted EBITDA includes Adjusted EBITDA from RH beginning May 16, 2024.

Free Cash Flow	Nine Months Ended September 30,			Twelve Months Ended December 31,		Twelve Months Ended September 30,
	2025	2024	2023	2024	2023	2025	2024
Calculation:	A	B	C	D	E	A + D - B	B + E - C
Net cash provided by operating activities	$1,159	$1,022	$920	$1,503	$1,323	$1,640	$1,425
Payments for additions of property and equipment	(163)	(124)	(73)	(201)	(120)	(240)	(171)
Free Cash Flow	$996	$898	$847	$1,302	$1,203	$1,400	$1,254

	Three Months Ended September 30,		Nine Months Ended September 30,
Capex and Cash Inducements	2025	2024	2025	2024
Payments for additions of property and equipment	$61	$55	$163	$124
Tenant inducements paid to franchisees	12	12	26	23
Other cash inducements (incl. in changes in other long-term assets and liabilities)	9	9	37	36
Increase (decrease) in accruals for additions to property and equipment	28	—	(1)	—
Total Capex and Cash Inducements	$110	$76	$225	$183

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures| Reconciliations
(In millions of U.S dollars, except per share data, Unaudited)

Net income from continuing operations to Income from Operations to Adjusted Operating Income to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,			Twelve Months Ended December 31,		Twelve Months Ended September 30,
	2025	2024	2025	2024	2023	2024	2023	2025	2024
			A	B	C	D	E	A + D - B	B + E - C
Net income from continuing operations	$440	$357	$927	$1,084	$992	$1,445	$1,718	$1,288	$1,810
Income tax expense (benefit) from continuing operations(6)	94	72	263	225	145	364	(265)	402	(185)
Loss on early extinguishment of debt	—	1	—	33	16	33	16	—	33
Interest expense, net	129	147	391	442	430	577	582	526	594
Income from operations	663	577	1,581	1,784	1,583	2,419	2,051	2,216	2,252
Franchise agreement and reacquired franchise rights amortization (FAA)	16	19	49	38	23	53	31	64	46
RH and BK China Transaction costs(2)	7	4	29	17	—	22	—	34	17
FHS Transaction costs(3)	—	—	—	—	19	—	19	—	—
Corporate restructuring and advisory fees(4)	1	3	7	11	17	20	38	16	32
Impact of equity method investments(5)	2	7	(1)	(57)	29	(53)	6	3	(80)
Other operating expenses (income), net	12	42	244	31	20	(59)	55	154	66
Adjusted Operating Income	702	652	1,910	1,824	1,691	2,402	2,200	2,488	2,333
Depreciation and amortization, excluding FAA	60	59	176	148	119	210	160	238	189
Share-based compensation and non-cash incentive compensation expense(1)	32	37	113	124	141	172	194	161	177
Adjusted EBITDA	794	748	2,198	2,096	1,951	2,784	2,554	2,886	2,699

Net income from continuing operations to Adjusted Net Income and Adjusted Diluted EPS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income from continuing operations	$440	$357	$927	$1,084
Income tax expense from continuing operations(6)	94	72	263	225
Income from continuing operations before income taxes	534	429	1,190	1,309
Adjustments:
Franchise agreement and reacquired franchise rights amortization	16	19	49	38
Amortization of deferred financing costs and debt issuance discount	6	7	19	19
Interest expense and loss on extinguished debt(7)	(5)	(1)	(15)	32
RH and BK China Transaction costs(2)	7	4	29	17
Corporate restructuring and advisory fees(4)	1	3	7	11
Impact of equity method investments(5)	2	7	(1)	(57)
Other operating expenses (income), net	12	42	244	31
Total adjustments	39	81	332	91
Adjusted income before income taxes	573	510	1,522	1,400
Adjusted income tax expense(6)(8)	102	87	276	254
Adjusted net income	$471	$423	$1,247	$1,146
Adjusted diluted earnings per share	$1.03	$0.93	$2.73	$2.53
Weighted average diluted shares outstanding (in millions)	457	454	456	453
Note: Totals may not recalculate due to rounding.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Footnotes to Reconciliation Tables

(1)Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2025 and 2024 cash bonus, respectively.

(2)In connection with the Carrols Acquisition, the PLK China Acquisition and the BK China Acquisition, we incurred certain non-recurring fees and expenses consisting primarily of professional fees, compensation related expenses and integration costs. We expect to incur additional costs in 2025.

(3)In connection with the acquisition and integration of Firehouse Subs, we incurred certain non-recurring fees and expenses (“FHS Transaction costs”) consisting of professional fees, compensation related expenses and integration costs. We did not incur any additional FHS Transaction costs subsequent to March 31, 2023.

(4)Non-operating costs from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements within our structure as well as services related to significant tax reform legislation and regulations.

(5)Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments are included in Adjusted Operating Income which is our measure of segment income.

(6)The increase in our effective tax rate was primarily due to a discrete, unfavorable impact of recently issued Organization for Economic Cooperation and Development (“OECD”) Pillar II guidance during the first quarter of 2025, partially offset by the mix of income from multiple tax jurisdictions and internal financing arrangements. The OECD guidance did not have an impact on the adjusted income tax expense or adjusted effective tax rate.

(7)Represents loss on early extinguishment of debt and interest expense. Interest expense included in this amount represents non-cash interest expense related to amounts reclassified from accumulated comprehensive income (loss) into interest expense in connection with restructured interest rate swaps.

(8)Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred.